Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 15 West South Temple Gateway Tower West, Suite 1700 Salt Lake City, Utah 84101 O: 801.401.8510

November 20, 2024

Recursion Pharmaceuticals, Inc.

41 S Rio Grande Street

Salt Lake City, Utah 84101

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Recursion Pharmaceuticals, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on or about the date hereof, relating to the registration under the Securities Act of 1933, as amended, of 25,464,948 shares of your Class A common stock, par value $0.00001 per share (the “Shares”), that are issuable pursuant to currently outstanding options under The Exscientia Unapproved Share Option Plan with RSU Sub-Plan (the “Unapproved Share Option Plan”), the Exscientia plc 2021 Equity Incentive Plan with Non-Employee Sub-Plan and CSOP Sub-Plan (the “2021 Plan”), and the Recursion Pharmaceuticals, Inc. 2024 Inducement Equity Incentive Plan (the “Inducement Plan” and, together with the Unapproved Share Option Plan and the 2021 Plan, the “Plans”). As your legal counsel, we have reviewed the actions proposed to be taken by you in connection with the issuance and sale of the Shares to be issued under the Plans.

It is our opinion that the Shares, when issued and sold in the manner referred to in the Plans and pursuant to the agreements that accompany the Plans, will be legally and validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati, P.C.

WILSON SONSINI GOODRICH & ROSATI Professional Corporation

AUSTIN BEIJING BOSTON BRUSSELS HONG KONG LONDON LOS ANGELES NEW YORK PALO ALTO

SAN DIEGO SAN FRANCISCO SEATTLE SHANGHAI WASHINGTON, DC WILMINGTON, DE